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                                                                         EX-99.1
[LOGO] Mellon

       Contact:  ANALYSTS           MEDIA           Corporate Affairs
                 --------           -----           One Mellon Bank Center
                 Donald J. MacLeod  Jim Dever       Pittsburgh, PA 15258-0001
                 (412) 234-5601     (412) 236-1752
                 David T. Lamar
                 (412) 234-4633
--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE

                       MELLON BANK CORPORATION TO REDEEM
                       ---------------------------------
                           SERIES I PREFERRED STOCK
                           ------------------------

PITTSBURGH, Oct. 29, 1996--Mellon Bank Corporation today announced that its Series I preferred stock (NYSE: MEL Pr I) will be redeemed at a price of $25 per share plus accrued dividends. The $150 million of outstanding Series I preferred stock carries an annual fixed dividend of $2.40 per share until its redemption date of Dec. 16, 1996. The redemption is subject to Federal Reserve Board approval.

          With balance sheet assets of more than $43 billion and assets under management or administration of more than $1.1 trillion, Mellon Bank Corporation is a major financial services company headquartered in Pittsburgh; its primary subsidiary is Mellon Bank, N.A. Mellon provides a full range of banking and investment products and services to individuals and small, midsize and large businesses and institutions. Its principal mutual fund business is The Dreyfus Corporation.


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